As filed with the Securities and Exchange Commission on March 27, 2024

File No. 333-222331

File No. 333-217352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-222331

REGISTRATION STATEMENT NO. 333-217352

UNDER

THE SECURITIES ACT OF 1933

Azure Power Global Limited

(Exact name of registrant as specified in its charter)

Mauritius	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8th Floor, Tower A, DLF Infinity, Cyber City

Phase II, Gurugram 122002, Haryana, India

(Address of Principal Executive Offices)

Employee Stock Option Plan 2015

2016 Equity Incentive Plan

2016 Equity Incentive Plan (as amended in 2017)

(Full title of the plan)

Sugata Sircar, Chief Financial Officer

8th Floor, Tower A, DLF Infinity, Cyber City

Phase II, Gurugram 122002, Haryana, India

Telephone: +91-124 4155 755

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Azure Power US Inc.

8 The Green Street, Suite A

Dover, Delaware 19901

Telephone: (214) 259-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Nelson Chrisman

Dentons US LLP

2000 McKinney Avenue, Suite 1900

Dallas, TX 75201-1858

(214) 259-0900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments relate to the following Registration Statements of Azure Power Global Limited (the “Company”) on Form S-8 (collectively, the “Registration Statements”), which relate to incentive plans that are no longer in use by the Company:

●	Registration Statement on Form S-8 (File No. 333-222331), registering 1,000,000 of the Equity Shares, filed with the Securities and Exchange Commission on December 28, 2017; this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement, which was filed with the Securities and Exchange Commission, to register 1,000,000 shares of the 2016 Equity Incentive Plan (as amended in 2017) (the “2016 Amended Plan).

●	Registration Statement on Form S-8 (File No. 333-217352), registering 1,023,744 of the Company’s equity shares (“Equity Shares”), filed with the Securities and Exchange Commission on April 18, 2017; this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all securities remaining unsold under the foregoing Registration Statement, which was filed with the Securities and Exchange Commission, to register 1,023,744 shares of the Equity Shares issuable under the Employee Stock Option Plan 2015 (the “2015 Plan”) and the 2016 Equity Incentive Plan (the “2016 Plan).

For ease of reference, all share numbers above are as stated in the original Registration Statements, without giving pro forma effect to any adjustments, as applicable, for subsequent events such as stock splits occurring after the original filing dates of the Registration Statements.

On October 31, 2023, the NYSE filed a Form 25 notification of removal from listing with the U.S. Securities and Exchange Commission and the Company’s securities were delisted. In connection with the delisting, the Company’s equity securities have ceased to be publicly traded, and the Company is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, including the Registration Statements. In accordance with an undertaking made by the Company in Item 9(a)(3) of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered under the Registration Statement that remain unsold as of the date hereof, and terminates the effectiveness of the Registration Statement. After giving effect to the Amendment, there will be no remaining securities registered by the Company pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gurugram, India, on March 27, 2024.

Azure Power Global Limited

By:	/s/ Sugata Sircar
Name:	Sugata Sircar
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sunil Gupta
Sunil Gupta	Chief Executive Officer	March 27, 2024

/s/ Sugata Sircar
Sugata Sircar	Chief Financial and Accounting Officer	March 27, 2024

/s/ Richard Payette
Richard Payette	Director	March 27, 2024

/s/ Supriya Sen
Supriya Sen	Director	March 27, 2024

/s/ Jean-François Boisvenu
Jean-François Boisvenu	Director	March 27, 2024

/s/ Gowtamsingh Dabee
Gowtamsingh Dabee	Director	March 27, 2024

Muhammad Khalid Peyrye	Director	March 27, 2024

Delphine Voeltzel	Director	March 27, 2024

/s/ Jaime García Nieto
Jaime García Nieto	Director	March 27, 2024

/s/ Philippe Wind
Philippe Wind	Director	March 27, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Azure Power Global Limited, has signed this registration statement in City of Gurugram, India on March 27, 2024.

Azure Power US Inc.

By:	/s/ Sugata Sircar
Name:	Sugata Sircar
Title:	Authorized Signatory

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